Form of Performance Shares Agreement
IMMERSION CORPORATION
2021 EQUITY INCENTIVE PLAN
NOTICE OF PERFORMANCE SHARES AWARD
GRANT NUMBER: ________
(FOR US PARTICIPANTS)
Unless otherwise defined herein, the terms defined in the Immersion Corporation (the “Company”) 2021 Equity Incentive Plan (the “Plan”) shall have the same meanings in this Notice of Performance Shares Award (the “Notice”).
Name:
Address:
You (“Participant”) have been granted an award of Performance Shares under the Plan subject to the terms and conditions of the Plan, this Notice and the attached Performance Shares Award Agreement (hereinafter “Performance Shares Agreement”).

Number of Shares:
Date of Grant:
Vesting Commencement Date:
Expiration Date:	The date on which all Shares granted hereunder become vested, with earlier expiration upon the Termination Date
Vesting Schedule:	Subject to the limitations set forth in this Notice, the Plan and the Performance Shares Agreement, the Shares will vest in accordance with the following schedule: [INSERT VESTING SCHEDULE]

You understand that your employment or consulting relationship or service with the Company is for an unspecified duration, can be terminated at any time (i.e., is “at-will”), and that nothing in this Notice, the Performance Shares Agreement or the Plan changes the at-will nature of that relationship. You acknowledge that the vesting pursuant to this Notice is earned only upon the applicable certification of attainment of the requisite Performance Factors enumerated above while still in service as an Employee, Director or Consultant of the Company. You also understand that this Notice is subject to the terms and conditions of both the Performance Shares Award Agreement and the Plan, both of which are incorporated herein by reference. You have read both the Performance Shares Agreement and the Plan. The Participant acknowledges that copies of the Plan, Performance Shares Agreement and the prospectus for the Plan are available on the company’s internal web site and may be viewed and printed by the Participant for attachment to the Participant’s copy of this Grant Notice. The Participant also hereby accept the terms and conditions of the attached 10b5-1 Plan.
PARTICIPANT    IMMERSION CORPORATION
Print Name:         Its:
Signature:         By:

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IMMERSION CORPORATION
PERFORMANCE SHARES AWARD AGREEMENT TO THE
IMMERSION CORPORATION 2021 EQUITY INCENTIVE PLAN
Unless otherwise defined herein, the terms defined in the Immersion Corporation (the “Company”) 2021 Equity Incentive Plan (the “Plan”) shall have the same defined meanings in this Performance Shares Agreement (the “Agreement”).
Participant has been granted a Performance Shares Award (“Performance Shares Award”) subject to the terms, restrictions and conditions of the Plan, the Notice of Performance Shares Award (“Notice”) and this Agreement.
1.Settlement.  Performance Shares shall be settled in Shares and the Company’s transfer agent shall record ownership of such Shares in Participant’s name as soon as reasonably practicable after achievement of the Performance Factors enumerated in the Notice.
2.Stockholder Rights.  Participant shall have no right to vote Shares until Participant is recorded as the holder of such Shares on the stock records of the Company and its transfer agent.
3.Dividend Equivalents. Notwithstanding anything to the contrary in the Plan, prior to settlement or forfeiture of the Performance Shares in accordance with this Agreement, as of any date that the Company pays a cash dividend on Shares, Participant shall be entitled to a payment in the same amount of cash as the dividend that would have been paid on the outstanding Performance Shares (whether vested or unvested) as of immediately prior to the record date of the dividend as if such Performance Shares had been actual Shares that had been issued to and held by Participant (a “Dividend Equivalent”), subject to the terms of this section. Dividend Equivalents on the Performance Shares shall be paid to Participant in cash on the date that the applicable dividend is paid to the Company’s stockholders (a “Payment Date”), provided that Participant is in continuous service on the applicable Payment Date. If Participant’s continuous service Terminates for any reason prior to a Payment Date, Participant shall have no rights to any Dividend Equivalent applicable to such Payment Date or any Payment Date(s) thereafter. The time and form of payment for Dividend Equivalents shall be treated separately from the time and form of payment for any other payments due under this Agreement. For the avoidance of doubt, to the extent that the Performance Shares Award covers a threshold, target and/or maximum number of Performance Shares (or similar range in the number of Performance Shares) based on performance, then, for purposes of this Section 3, the number of Performance Shares shall be deemed to be the number of Performance Shares that would apply based on target performance (or that otherwise reflects the median of any similar range in the number of Performance Shares).
4.No-Transfer.  Participant’s interest in this Performance Shares Award shall not be sold, assigned, transferred, pledged, hypothecated, or otherwise disposed of.
5.Termination.  Upon Participant’s Termination for any reason, all of Participant’s rights under the Plan, this Agreement and the Notice in respect of this Award shall immediately terminate. In case of any dispute as to whether Termination has occurred, the Committee shall have sole discretion to determine whether such Termination has occurred and the effective date of such Termination.
6.Beneficial Ownership of Shares; Certificate Registration. The Participant hereby authorizes the Company, in its sole discretion, to deposit for the benefit of the Participant with any broker with which the Participant has an account relationship of which the Company has notice any or all Shares acquired by the Participant pursuant to the vesting of the Performance Shares. Except as provided by the preceding sentence, a certificate for the Shares as to which the Performance Shares are vested shall be registered in the name of the Participant, or, if applicable, in the names of the heirs of the Participant.
7.U.S. Tax Consequences.  Participant acknowledges that there will be tax consequences upon issuance of the Shares, and Participant should consult a tax adviser regarding Participant’s tax obligations prior to such settlement or disposition. Upon vesting of the Shares, Participant will include in income the Fair Market Value of the Shares. The included amount will be treated as ordinary income by Participant and will be subject to withholding by the Company when required by applicable law. Before any Shares subject to this Agreement are issued the Company shall withhold a number of Shares with a Fair Market Value (determined on the date the Shares are issued) equal to the minimum amount the Company is required to withhold for income and employment taxes. Upon disposition of the Shares, any subsequent increase or decrease in value will be treated as short-term or long-term capital gain or loss, depending on whether the Shares are held for more than one year from the date of issuance. The amount of any Dividend Equivalents will be treated as ordinary income by Participant and will be subject to withholding by the Company when required by applicable law.

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8.No Rights as Employee, Director or Consultant.  Nothing in this Agreement shall affect in any manner whatsoever the right or power of the Company, or a Parent or Subsidiary of the Company, to terminate Participant’s service, for any reason, with or without cause.
9.Entire Agreement; Enforcement of Rights.  This Agreement, the Plan and the Notice constitute the entire agreement and understanding of the parties relating to the subject matter herein and supersede all prior discussions between them. Any prior agreements, commitments or negotiations concerning the purchase of the Shares hereunder are superseded. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing and signed by the parties to this Agreement. The failure by either party to enforce any rights under this Agreement shall not be construed as a waiver of any rights of such party.
10.Compliance with Laws and Regulations.  The issuance of Shares will be subject to and conditioned upon compliance by the Company and Participant with all applicable state and federal laws and regulations and with all applicable requirements of any stock exchange or automated quotation system on which the Company’s Common Stock may be listed or quoted at the time of such issuance or transfer.
11.Governing Law; Severability.  If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of this Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of this Agreement shall be enforceable in accordance with its terms. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of law.
12.Acknowledgement.  The Company and Participant agree that the Performance Shares Award is granted under and governed by the Notice, this Agreement and by the provisions of the Plan (incorporated herein by reference). Participant: (i) acknowledges receipt of a copy of the Plan and the Plan prospectus, (ii) represents that Participant has carefully read and is familiar with their provisions, and (iii) hereby accepts the Performance Shares Award subject to all of the terms and conditions set forth herein and those set forth in the Plan, this Agreement and the Notice.
By Participant’s signature and the signature of the Company’s representative on the Notice, Participant and the Company agree that this Performance Shares Award is granted under and governed by the terms and conditions of the Plan, the Notice and this Agreement. Participant has reviewed the Plan, the Notice and this Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement, and fully understands all provisions of the Plan, the Notice and this Agreement. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions relating to the Plan, the Notice and this Agreement. Participant further agrees to notify the Company upon any change in Participant’s residence address.
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